Exhibit (j)(1)(i)

                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Pilgrim Investment Funds, Inc.:

We consent to the use of our report incorporated herein by reference and to the references to our firm under the heading "Financial Highlights" in the prospectuses and "Independent Accountants/Auditors" in the Statement of Additional Information.


                                               /s/ KPMG LLP

Los Angeles, California
February 28, 2001